THE

CINCINNATI  INSURANCE  COMPANIES

THE CINCINNATI INSURANCE COMPANY

THE CINCINNATI INDEMNITY COMPANY

THE CINCINNATI CASUALTY COMPANY

THE CINCINNATI LIFE INSURANCE COMPANY

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

        (513) 870-2000

    Investor Contact: Heather J. Wietzel

(513) 870-2768

Media Contact: Joan O. Shevchik

(513) 603-5323

Washington Agency Appointed to Represent The Cincinnati Insurance Company

• 33rd state of operations for regional carrier

• Company enters new market with advantage of newly affirmed A.M. Best ratings

Cincinnati, May 23, 2007 – Cincinnati Financial Corporation (Nasdaq: CINF) announced that The Cincinnati Insurance Company launched operations in Washington on May 22 with the appointment of its first independent agency in that state.

Payne Financial Group, Inc. has been selected to bring Cincinnati’s property casualty insurance products to business customers in the Spokane area. Cincinnati Insurance executives met at the company’s headquarters with Gerry Bulger and Eddie Eugenio, vice presidents of Payne Financial, to initiate the relationship with Payne Financial’s Spokane office. Other Payne Financial offices also market Cincinnati’s products in Montana and Idaho.

J.F. Scherer, Cincinnati’s senior vice president of sales and marketing, commented, “Our Montana-based field marketing representative, Angie Delaney, is opening this new marketing territory serving eastern Washington and northern Idaho. She is screening interested agencies to select those with the highest professional standards, compatible philosophies and formal marketing plans.”

Cincinnati Financial Chairman and Chief Executive Officer John J. Schiff, Jr., CPCU, said, “We look forward to extending our partnership with Payne Financial to the Spokane area and are proud to bring competitive products, excellent service and superior financial strength to Washington agents and policyholders. We’re pleased to begin this relationship with our A.M. Best ratings newly affirmed.”

Earlier this week A.M. Best Co., the industry’s leading rating organization, affirmed its A++ (Superior) financial strength rating and its aa+ issuer credit rating for the property casualty group. Only the top 2 percent of property casualty insurer groups earn the A++ rating, the highest Best offers. Best also affirmed the A+ (Superior) financial strength rating and aa- issuer credit rating of The Cincinnati Life Insurance Company, as well as the aa- issuer credit and senior debt rating of parent Cincinnati Financial Corporation.

The agency appointment is the first of several the company expects to make in Washington over the coming months. Cincinnati has operated successfully in Idaho since 1999 and has 10 agency locations in the southern part of the state. The company recently began appointing local agencies in northern Idaho to complement those in eastern Washington.

Scherer commented, “As we expand geographically, we carefully research the opportunities in each state, evaluating regulatory and market conditions. But our consistently strong performance through all kinds of markets is due first and foremost to the depth of our relationship and service commitment to local independent agents. Our strong relationship with each agency generally results in Cincinnati becoming a lead carrier within a few years. We plan a great partnership with Payne Financial’s Spokane office. Together, we’ll expand the choices available to quality-minded business insurance clients in their community.”

Cincinnati Financial Corporation offers property and casualty insurance, our main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals. For additional information about the company, please visit www.cinfin.com.